EX-23.A

CONSENT OF KPMG - COMPASS

               [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


                              ACCOUNTANT'S CONSENT



Board of Directors
Compass Bancshares, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to changes in the method of accounting for income taxes and in the method of accounting for certain investments in debt and equity securities.



                               /s/ KPMG PEAT MARWICK LLP



Birmingham, Alabama
October 28, 1996